Exhibit 4

VOLT PARENT, LP

SUBSCRIPTION AGREEMENT

1.                                      Agreement of Subscriber to Become a Limited Partner.  The undersigned subscriber (the “Subscriber”) hereby agrees (i) to become a limited partner in Volt Parent, LP, a limited partnership formed under the laws of the State of Delaware (the “Partnership”), on the terms of the Amended and Restated Limited Partnership Agreement under which the Partnership is constituted, as the same may be amended, modified and/or restated from time to time in accordance with its terms (the “Partnership Agreement”), (ii) to adhere to, comply with, be bound by and receive the benefits of the terms of the Partnership Agreement, including the power of attorney granted therein, (iii) to make one or more cash contributions to the capital of the Partnership pursuant to a “Capital Commitment” (as defined in the Partnership Agreement) in the aggregate capital commitment amount accepted by Volt Parent GP, LLC, the general partner of the Partnership (the “General Partner”), which amount shall be set forth above the General Partner’s signature on an acceptance page (the “General Partner Acceptance Page”) that references this subscription agreement (this “Subscription Agreement”), and which accepted capital commitment amount shall in no event be more than the requested capital commitment amount set forth in the space provided for the “Subscriber’s Capital Commitment Amount” on the signature page to this Subscription Agreement; provided that if the line for the capital commitment amount in the General Partner Acceptance Page is left blank, the requested capital commitment amount set forth in the space provided for the “Subscriber’s Capital Commitment Amount” on the signature page to this Subscription Agreement instead shall be the accepted capital commitment amount (the “Capital Commitment”), and (iv) to make the other payments provided for in the Partnership Agreement.  The Subscriber agrees to fund its Capital Commitment, and to make the other payments set forth in the Partnership Agreement, in such amounts, at such times and in such manner as provided in the Partnership Agreement.  Unless otherwise defined herein, capitalized terms used in this Subscription Agreement will have the meanings ascribed to such terms in the Partnership Agreement.  The General Partner’s acceptance of this Subscription Agreement shall bind the Subscriber as a Limited Partner and a party to the Partnership Agreement and, immediately following such acceptance, the Subscriber shall automatically be admitted as a Limited Partner and shall have all the rights of, and shall comply with all the obligations of, a Limited Partner as set out in the Partnership Agreement.  The General Partner may accept in its sole discretion all or any portion of the requested capital commitment amount set forth above the Subscriber’s signature on the signature page to this Subscription Agreement, in each case as reflected on the General Partner Acceptance Page, by execution and delivery to the Partnership of such General Partner Acceptance Page or notice to the Partnership of the execution thereof.  Prompt notice of such acceptance also will be given to the Subscriber either by delivery of a copy of the General Partner Acceptance Page signed by the General Partner or other notice of such execution.  If so accepted, this Subscription Agreement may not be canceled, terminated or revoked by the Subscriber, except as explicitly provided for by applicable law in certain jurisdictions outside the United States.

2.                                      Consent to Electronic Delivery of Schedules K-1.  The Subscriber consents to receive Schedules K-1 (Partner’s Share of Income, Deductions, Credits, etc.) from the Partnership (and any other entity classified as a partnership for U.S. federal income tax purposes in which the Subscriber ever owns an interest by reason of its Capital Commitment to the Partnership (e.g., because of the use of an alternative investment vehicle to make an investment)) electronically via email, the Internet, and/or another electronic reporting medium in lieu of paper copies.  The Subscriber agrees that it will confirm this consent electronically at a future date in a manner set forth by the General Partner at such time.

3.                                      Investor Qualification Statement and Tax Forms.  The Subscriber represents, warrants and agrees that all of the statements, answers and information in the Investor Qualification Statement that the Subscriber has completed (together with all similar and/or related statements and/or agreements required to be completed with respect to the Subscriber’s Capital Commitment (e.g., by certain direct or indirect owners or control persons or entities), and any representation letters or other similar supplemental statements, the “Investor Qualification Statement”) and each Form W-9, California Form 590, Form W-8BEN, Form W-8BEN-E, Form W-8IMY, Form W-8EXP, Form W-8ECI and Section 894(c) Certificate, as applicable, that the Subscriber has delivered to the General Partner (collectively, the “Tax Forms”) are true and correct as of the date hereof, will be true and correct as of the date and/or dates of the acceptance of this subscription and, as of each such date, do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.

4.                                      Representations, Warranties and Covenants of the Subscriber.  In connection with the Subscriber’s agreement to subscribe for limited partner interests in the Partnership (the “Interests”), the Subscriber represents, warrants and covenants to the General Partner as of the date hereof and through and including the date that this Subscription Agreement is accepted in whole or in part by the General Partner as follows:

(a)                                 Authorization.

(i)                                     If the Subscriber is a natural person or if beneficial ownership of the Subscriber is held by an individual through a revocable grantor trust or an estate planning vehicle, the Subscriber or the Subscriber’s beneficial owner is at least twenty-one (21) years old and it is within the Subscriber’s right, power and capacity to execute this Subscription Agreement, the Partnership Agreement, the Power of Attorney, and the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement, to invest in the Partnership and to fund its Capital Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Partnership Agreement.  If the Subscriber lives in a community property state in the United States, either (A) the source of the Subscriber’s Capital Commitment will be the Subscriber’s separate property and the Subscriber will hold the Interests as separate property or (B) the Subscriber alone has the authority to bind the community with respect to this Subscription Agreement, the Partnership Agreement, the Power of Attorney, the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement and all agreements contemplated hereby and thereby.

(ii)                                  If the Subscriber is a corporation, limited liability company, partnership, trust, governmental plan or other entity, the Subscriber is duly organized, formed or incorporated, as the case may be, and the Subscriber is authorized, empowered and qualified to execute this Subscription Agreement, the Partnership Agreement, the Power of Attorney and the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement, to invest in the Partnership and to fund its Capital Commitment as contemplated by, and in accordance with, this Subscription Agreement and the Partnership Agreement.  The individual signing this Subscription Agreement, the Partnership Agreement, the Power of Attorney and the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement and all agreements contemplated hereby and thereby on the Subscriber’s behalf has been duly authorized to do so.

(b)                                 Execution; Binding Obligation.  The Subscriber agrees to execute the Partnership Agreement simultaneously with the execution of this Subscription Agreement.  The Partnership Agreement shall become binding upon the Subscriber on the later of (i) the date of the Partnership Agreement and (ii) the date, if any, that the General Partner accepts this subscription in whole or in part.  Each of this Subscription Agreement, the Partnership Agreement (including Section 11.2 thereof), the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement and the Power of Attorney is a valid and binding agreement or instrument, as applicable, enforceable against the Subscriber in accordance with its terms.  The Subscriber understands that, upon acceptance by the General Partner and except as explicitly provided for by applicable law in certain non-United States jurisdictions, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any of the powers conferred herein.  The Subscriber represents and warrants that the Power of Attorney granted by the Subscriber in connection with this Subscription Agreement has been executed by it in compliance with the laws of the state or jurisdiction in which this Subscription Agreement was executed and to which the Subscriber is subject.  The Subscriber hereby covenants and agrees on behalf of itself and its successors and assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements and to take such other actions as the General Partner may determine to be necessary or appropriate to effectuate and carry out the purposes of this Subscription Agreement, the Investor Qualification Statement and the Partnership Agreement.

(c)                                  No Conflict.  The execution and delivery of and/or adherence to, as applicable, this Subscription Agreement, the Investor Qualification Statement, the Power of Attorney, the Anti-Money Laundering & Know Your Customer Supplement and the Partnership Agreement by or on behalf of the Subscriber, the consummation of the transactions contemplated hereby and thereby, and the performance of the Subscriber’s obligations under this Subscription Agreement, the Power of Attorney and the Partnership Agreement will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Subscriber, or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or any United States or non-United States permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Subscriber or the Subscriber’s business or properties.

(d)                                 Offering Materials and Other Information.  The Subscriber has received and read a copy of the confidential Private Placement Memorandum of Energy Capital Partners III, LP (as amended, restated or supplemented on or prior to the acceptance date for this subscription, the “Private Placement Memorandum”) and the confidential Project Royal Co-Investment Opportunity presentation regarding the Volt co-investment opportunity (as amended, restated or supplemented on or prior to the acceptance date for this subscription, the “Co-Investment Memorandum”), this Subscription Agreement and the Partnership Agreement provided to the Subscriber before the General Partner’s initial acceptance of any of the Subscriber’s requested capital commitment amount (collectively, the “Offering Materials”), as well as Form ADV Part 2A for Energy Capital Partners Management, LP, and the Subscriber has relied on nothing other than the Offering Materials, its own diligence and its own professional advisors in deciding whether to make an investment in the Partnership.  The Subscriber understands that the Offering Materials contain materials that speak only as of their respective dates and that the information therein has not been updated through the date of this Subscription Agreement.  In addition, the Subscriber acknowledges that the Subscriber has been given the opportunity to (i) ask questions and receive satisfactory answers concerning the terms and conditions of the offering, (ii) perform its own independent investigations and (iii) obtain additional information in order to evaluate the merits and risks of an investment in the Partnership and to verify the accuracy of the information contained in the Offering Materials.  No statement, printed material or other information that is contrary to the information contained in the Offering Materials has been given or made by or on behalf of the General Partner, its affiliates and/or the Partnership to the Subscriber.  The Subscriber has consulted to the extent deemed appropriate by the Subscriber with the Subscriber’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Interests and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Interests, and believes that an investment in the Interests is suitable and appropriate for the Subscriber. The Offering Materials do not comprise, and may not be construed as comprising, any solicitation of any proxy, any procurement, withholding, or revocation of any proxy, or any other action in respect of any proxy.

(e)                                  No Registration of Interests.  The Subscriber understands that the Interests have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state or non-United States securities laws, and are being offered and sold in reliance upon United States federal, state and applicable non-United States exemptions from registration requirements for transactions not involving a public offering.  The Subscriber recognizes that reliance upon such exemptions is based in part upon the representations of the Subscriber contained in this Subscription Agreement, the Investor Qualification Statement and the Tax Forms.  The Subscriber represents and warrants that the Interests will be acquired by the Subscriber solely for the account of the Subscriber, for investment purposes only and not with a view to the distribution thereof.  The Subscriber represents and warrants that the Subscriber (i) is a sophisticated investor with the knowledge and experience in business and financial matters to enable the Subscriber to evaluate the merits and risks of an investment in the Partnership, (ii) is able to bear the economic risk and lack of liquidity of an investment in the Partnership and (iii) is able to bear the risk of loss of its entire investment in the Partnership.  The Subscriber’s Capital Commitment, together with the Subscriber’s other investments that are not readily marketable, is not disproportionate to the Subscriber’s net worth.  If the Subscriber is a Non-US Partner, the Subscriber meets any additional or different suitability standards imposed by the securities laws (and any similar laws) of the country, state or other jurisdiction of the Subscriber’s principal place of business or domicile and the Subscriber is eligible, under all laws, regulations and governmental orders applicable to the Subscriber, to (1) receive and accept an offer to sell or a solicitation of the Subscriber’s offer to purchase the Interests in the manner made to the Subscriber, (2) accept delivery (including, without limitation, electronic delivery) of, and review, the Offering Materials and (3) subscribe for and purchase the Interests as contemplated hereby.

(f)                                   Regulation D under the Securities Act.  The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(g)                                  Rule 506(d) of Regulation D.  As of the date hereof, the Subscriber has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Partnership’s use of the Rule 506 exemption.  The Subscriber will immediately notify the General Partner in writing if the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof.  In the event that the Subscriber becomes subject to a Disqualifying Event at any date after the date hereof, the Subscriber agrees and covenants to use its best efforts to coordinate with the General Partner to provide documentation as reasonably requested by the General Partner related to any such Disqualifying Event.  Furthermore, if a Disqualifying Event occurs at any time after the date hereof, then (i) the Subscriber’s voting rights in respect of the Partnership’s outstanding voting equity securities (calculated on the basis of voting power) may, in the sole discretion of the General Partner, be automatically reduced, for such period of time as the General Partner determines is necessary or advisable (which reduction may be retroactive and/or prospective), to the lesser of 19.9% and the Subscriber’s then-current Percentage Interest (as defined in the Partnership Agreement), and the

General Partner is hereby authorized on behalf of the Subscriber to take such action as the General Partner deems necessary or appropriate to give effect to the same, and/or (ii) if the General Partner determines that for any reason such reduction is not sufficient to avoid any adverse impacts under Rule 506(d) or 506(e) of Regulation D under the Securities Act, the General Partner may deem the Subscriber’s continuing participation in the Partnership to have a Material Adverse Effect for purposes of Section 9.10.1 of the Partnership Agreement, in which case the General Partner may invoke any of the remedies described therein without providing the Subscriber the opportunity to assign all or any portion of its Interest.  The Subscriber also acknowledges that the General Partner may periodically request assurance that the Subscriber has not become subject to a Disqualifying Event at any date after the date hereof, and the Subscriber further acknowledges and agrees that the General Partner shall understand and deem the failure by the Subscriber to respond in writing to such requests to be an affirmation and restatement of the representations, warranties and covenants in this Section (g).

(h)                                 Investment Company Act Matters.  The Subscriber understands that (i) the Partnership does not intend to register as an investment company under the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), and (ii) accordingly, the provisions of the Investment Company Act (which, among other matters, require investment companies to have a majority of disinterested directors) will not be applicable to the Partnership.  Except as expressly indicated on the Investor Qualification Statement, the Subscriber was not formed or reformed (as interpreted under the Investment Company Act) for the specific purpose of making an investment in the Partnership, and, under the ownership attribution rules promulgated under Section 3(c)(1) of the Investment Company Act, no more than one person will be deemed a beneficial owner of the Subscriber’s Interest.  Unless the Subscriber has indicated otherwise in the Investor Qualification Statement, then the Subscriber is a “qualified purchaser” as that term is defined in Section 2(a)(51) of the Investment Company Act and the rules and regulations promulgated thereunder.

(i)                                     Acknowledgement of Risks; Restrictions on Transfer.  The Subscriber recognizes that (i) an investment in the Partnership involves certain risks, (ii) the Interests will be subject to certain restrictions on transferability as described in the Partnership Agreement and (iii) as a result of the foregoing, the marketability of the Interests will be severely limited.  The Subscriber agrees that it will not transfer, sell, assign, pledge, encumber, mortgage, divide, hypothecate or otherwise dispose of all or any portion of the Interests in any manner that would (A) violate the Partnership Agreement, the Securities Act or any United States federal or state or non-United States securities laws, (B) subject the Partnership, the General Partner or any of their respective affiliates to regulation under the Investment Company Act or (C) make materially more burdensome for such Person any regulatory requirement under the Investment Company Act, the United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Advisers Act”) (in the case of the Investment Advisers Act, to which such persons or entities are not already otherwise subject), the rules and regulations of the United States Securities and Exchange Commission or the laws and regulations of any United States federal, state or municipal authority or any non-United States governmental authority having jurisdiction thereover.  Except as otherwise disclosed in writing to the General Partner, neither the Subscriber nor any of its affiliates is a party to any financial instrument or contract (other than this Subscription Agreement and the Partnership Agreement) the value of which is determined in whole or in part by reference to the Partnership (including the amount of distributions by the Partnership, the value of Partnership assets or the results of Partnership operations).

(j)                                    Additional Investment Risks.  The Subscriber is aware that (i) the Partnership has no financial or operating history, (ii) investment returns set forth in the Private Placement Memorandum, the Co-Investment Memorandum or in any supplemental letters or materials thereto are not necessarily comparable to or indicative of the returns, if any, that may be achieved on investments made by, or in, the Partnership, (iii) the General Partner or a person or entity selected by the General Partner (which may be a manager, member, shareholder, partner or affiliate thereof) may be entitled to receive substantial compensation in connection with the management of the Partnership, and (iv) no United States federal, state or local or non-United States agency, governmental authority or other person has passed upon the Interests or made any finding or determination as to the fairness of this investment.  In addition, the Subscriber acknowledges and agrees that (I) there can be no assurance any projected returns contained in the Offering Materials will be achieved, (II) such projected returns are based on certain assumptions made by the General Partner which may not prove accurate and therefore actual investment returns may differ materially, (III) the Subscriber does not regard the inclusion of such projected returns as an indication that the General Partner considers such projections to be a reliable prediction of future events and the projections should not be relied upon by investors and (IV) such projected returns are presented solely to demonstrate how the General Partner evaluates the related investment opportunity and are not intended to be a prediction of future results.

(k)                                 No Public Solicitation of Subscriber.  The Subscriber confirms that it is not subscribing for any Interest as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(l)                                     Additional Representations of Non-US Limited Partner.  The Subscriber understands that if the jurisdiction of its principal place of business, residence or domicile is outside the United States, it is the Subscriber’s responsibility to satisfy itself as to full observance of the law of any relevant territory outside the United States in connection with the offer and sale of the Interests, including obtaining any required governmental or other consent and observing any other applicable formalities.  The Subscriber represents that it meets any additional or different suitability standards imposed by the securities and other laws of the jurisdiction of its principal place of business, residence or domicile applicable to or required in connection with an investment in the Partnership and that it has received any required governmental or other consents or approvals in connection with its investment in an Interest.  The Subscriber understands that if it is a person or entity described in this paragraph, it may be required to make additional representations to the General Partner and the Partnership in connection with the applicable laws of the applicable jurisdiction.

(m)                             Principal Residence.  If the Subscriber is a natural person, the Subscriber’s domicile and principal residence are maintained at the legal address provided to the General Partner in the Subscription Information Sheet (and any accompanying attachments) submitted by the Subscriber herewith, and the Subscriber has no present intention of becoming a resident of any other state or jurisdiction.  If the Subscriber is a corporation, trust, partnership, joint venture or other organization, the Subscriber has its domicile, principal place of business, or principal office at the legal address provided to the General Partner in the Subscription Information Sheet (and any accompanying attachments) submitted by the Subscriber herewith, and the Subscriber has no present intention of relocating such domicile, principal place of business, or principal office to any other state or jurisdiction.

(n)                                 Additional Private Placement Representations.  The Subscriber confirms that it (i) has a pre-existing personal or business relationship with the General Partner and/or any of its principals, agents or affiliates, and (ii) has the capacity to protect its own interests in connection with the purchase of its Interest and its admission as a Limited Partner, by reason of its business or financial experience or the business or financial experience of its professional advisors that are unaffiliated with (and not compensated by) the Partnership, the General Partner or any affiliate or selling agent of the Partnership or the General Partner, directly or indirectly.

(o)                                 Investment Advisers Act Matters.  The Subscriber, as well as any direct or indirect beneficial owner of the Subscriber that would be identified as a “client” under Rule 205-3 under the Investment Advisers Act, is a “qualified client” within the meaning of the Investment Advisers Act.  The Subscriber agrees that the General Partner and the Partnership may provide in any electronic medium (including via email or website access) any disclosure or document that is required by applicable law to be provided to the Subscriber.  In addition, the Subscriber hereby agrees that the Persons designated in the Partnership Agreement to provide Investment Advisers Act approvals on behalf of the Subscriber, including, without limitation, any approvals required under Section 206(3) of the Investment Advisers Act and any consent to a transaction that would result in any “assignment” (within the meaning of the Investment Advisers Act)

with respect to the General Partner, are appointed and authorized to do so on behalf of the Subscriber.

(p)                                 Tax Status of Flow-Through Subscriber.  If the Subscriber is a partnership, a limited liability company treated as a partnership (or as a disregarded entity) for United States federal income tax purposes, a grantor trust (within the meaning of §§671-679 of the United States Internal Revenue Code of 1986, as amended (the “Code”)) or an S corporation (within the meaning of Code §1361) (each a “flow-through entity”), the Subscriber represents and warrants that either:

(i)                                     no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership; or

(ii)                                  if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Partnership, neither the Subscriber nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Partnership indirectly through the Subscriber in order to enable the Partnership to qualify for the 100-partner safe harbor under United States Department of Treasury Reg. §1.7704-1(h).

(q)                                 Tax Information.

(i)                                     If the Subscriber is a “US Partner” (as defined below), the Subscriber certifies under penalties of perjury that (A)(i) its identity, taxpayer identification or social security number and address provided in the Subscriber Information (as defined below) is correct and (ii) it will complete and return with this Subscription Agreement IRS Form W-9, and (B)(i) it is not a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (ii) it will notify the Partnership promptly, and in any event within 30 days, of any change in its United States tax or withholding status.

(ii)                                  If the Subscriber is a “Non-US Limited Partner” (as defined below), the Subscriber certifies under penalties of perjury that (A)(i) its identity and address provided in the Subscriber Information are correct and (ii) it will complete and return with this Subscription Agreement (1) the applicable IRS Form(s) W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI  or W-8EXP) requested in the directions accompanying this Subscription Agreement and (2) if the Subscriber has claimed a reduced rate of withholding tax pursuant to an income tax treaty to which the United States is a party, a Certificate under Code Section 894(c) (“Section 894(c) Certificate”) requested in the directions accompanying this Subscription

Agreement, (iii) the Subscriber will notify the Partnership within 30 days of any change in circumstances that makes any IRS Form(s) W-8 or any completed Section 894(c) Certificate submitted incorrect or inappropriate for the Subscriber, and (iv) the Subscriber will, within 30 days of a request from the General Partner, provide the General Partner with any other IRS Form(s) that are reasonably requested by the General Partner, including any document requested by the General Partner in connection with the Partnership or any alternative investment vehicle establishing an exemption or reduction in withholding under Sections 1471 through 1474 of the Code and (B)(i) it is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (ii) it will notify the Partnership promptly, and in any event within 30 days, of a change in such status.

(iii)                               For purposes of this Subscription Agreement, the Subscriber is a “US Partner” if it qualifies as a “U.S. Person” for purposes of Section 7701(a)(30) of the Code, and the Subscriber is a “Non-US Limited Partner” if it does not so qualify.

(iv)                              Under penalties of perjury, the Subscriber certifies that it has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, unless the Internal Revenue Service has since notified it that it is no longer subject to backup withholding.

(v)                                 The Subscriber will cooperate with the General Partner with respect to all tax matters and agrees to duly execute and provide to the General Partner in a timely manner any tax documentation that may be reasonably requested in connection with the Partnership.

(r)                                    Benefit Plan Investor Status of Subscriber.  The Subscriber represents and warrants that the Subscriber is not (i) an “employee benefit plan” that is subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) an individual retirement account or annuity or other “plan” that is subject to Section 4975 of the Code, or (iii) a fund of funds, an insurance company separate account or an insurance company general account or another entity or account (such as a group trust), in each case whose underlying assets are deemed under the U.S. Department of Labor regulation codified at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), to include “plan assets” of any “employee benefit plan” subject to ERISA or “plan” subject to Section 4975 of the Code (each of (i) through (iii), a “Benefit Plan Investor”).  The Subscriber also represents, warrants and covenants that it shall not become a Benefit Plan Investor for so long as it holds Interests.

If the Subscriber is a governmental plan or other retirement arrangement (“Plans”), the Subscriber makes the following representations, warranties and covenants:

(A)                              The Plan’s decision to invest in the Partnership was made by duly authorized fiduciaries in accordance with the Plan’s governing documents, which fiduciaries are independent of the Partnership, the General Partner, the Manager, and their affiliates.  No advice or recommendations of the Partnership, the General Partner, the Manager, or any of their affiliates was relied upon by such fiduciaries in deciding to invest in the Partnership.  Such fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Section 4975 of the Code and any other non-U.S., federal, state or local law substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to  invest in the Partnership, and such fiduciaries have determined that an investment in the Partnership is consistent with such fiduciary duties and other obligations.

(B)                              No discretionary authority or control was exercised by the Partnership, the General Partner, the Manager, or any of their respective affiliates in connection with the Plan’s investment in the Partnership.  No individualized investment advice was provided to the Plan by the Partnership, the General Partner, the Manager, or their affiliates based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Partnership.

(C)                              The Subscriber acknowledges and agrees that the Partnership does not intend to hold plan assets of the Plan and that none of the Partnership, the General Partner, the Manager, or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any Similar Law with respect to the Subscriber’s purchase or retention of an Interest in the Partnership or the management or operation of the Partnership.

(D)                              Assuming the assets of the Partnership are not “plan assets” within the meaning of Section 3(42) of ERISA, the Subscriber’s acquisition and holding of Interests will not constitute or result in a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or a violation of any Similar Law.

(E)                               The information provided in Part IV of the Investor Qualification Statement, if the Subscriber is a natural person or alter-ego thereof, or Part V of the Investor Qualification Statement, if the Subscriber is an entity, is true and accurate as of the date hereof; such information will remain true and accurate for so long as the Subscriber holds Interests in the Partnership; and the Subscriber agrees to notify the Partnership immediately if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant.

(s)                                   Anti-Money Laundering and Anti-Boycott Matters.  The Subscriber acknowledges that the Partnership seeks to comply with all applicable anti-money laundering and anti-boycott laws and regulations. In furtherance of these efforts, the Subscriber represents, warrants and agrees that: (i) no part of the funds used by the Subscriber to acquire the Interests or to satisfy its capital commitment or contribution obligations with respect thereto has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, (ii) no capital commitment, contribution or payment to the Partnership by the Subscriber and no distribution to the Subscriber shall cause the Partnership or the General Partner to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations and (iii) all capital contributions or payments to the Partnership by the Subscriber will be made through an account located in a jurisdiction that does not appear on the list of boycotting countries published by the United States Department of Treasury pursuant to Section 999(a)(3) of the Code, in effect at the time of such contribution or payment.  The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Partnership Agreement, any side letter or any other agreement, to the extent required by any anti-money laundering law or regulation or by OFAC, the Partnership and the General Partner may prohibit additional capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Interests, and the Subscriber shall have no claim, and shall not pursue any claim, against the Partnership, the General Partner or any other Person in connection therewith.

(t)                                    Privacy Notice.  If a natural person (or an entity that is an “alter ego” of a natural person (e.g., a revocable grantor trust or an estate planning vehicle)), the Subscriber has received and read a copy of the initial privacy notice with respect to the General Partner’s collection and maintenance of non-public personal information regarding the Subscriber, and the Subscriber hereby requests and agrees, to the extent permitted by applicable law, that the General Partner shall refrain from sending to the Subscriber (i) an annual privacy notice, as contemplated by 16 CFR Part 313, §313.5 (the Federal Trade Commission’s Final Rules regarding the Privacy of Consumer Financial Information (the “FTC’s Final Privacy Rules”)), provided that the General Partner keeps an annual privacy notice with the books and records of the business and such annual privacy notice is available to the Subscriber upon its request, and (ii) any other information regarding the customer relationship, as contemplated by 16 CFR Part 313, §313.9(c)(2) of the FTC’s Final Privacy Rules.  The Subscriber understands that, at any time subsequent to the date hereof, it may elect to receive any information contemplated by clauses (i) and (ii) above, but only to the extent that the General Partner is required by applicable law to deliver such information, by providing reasonable prior written notice to the General Partner to such effect.

(u)                                 Confidentiality.  The Subscriber acknowledges and agrees that (i) it has received and will in the future receive information described in Section 11.11 of the Partnership Agreement (“Confidential Information”) regarding the Partnership, the ECP III Funds, the Other ECP Funds, the General Partner, the Manager, their respective portfolio companies and investments, the equity owners of the General Partner and each of their respective affiliates (collectively, the “Partnership Entities”) as well as the other participants in the Partnership Entities (collectively, the “Participants”), (ii) such Confidential Information contains trade secrets and is proprietary, (iii) disclosure of such Confidential Information to third parties is not in the best interest of any of the Partnership Entities or the Participants therein and (iv) disclosure of such Confidential Information would cause substantial harm and damages to the Partnership Entities and the Participants therein.  The Subscriber hereby represents and warrants that, except as previously disclosed to the General Partner in writing, (A) it is not subject to any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree requiring it to disclose any information or materials (whether or not Confidential Information) relating to any of the Partnership Entities or the Participants therein to any Person(s) and (B) it is not required by any law, statute, governmental rule or regulation or judicial or governmental order, judgment or decree or any agreement or contract to obtain any consent or approval prior to agreeing to be bound by the confidentiality covenant set forth in the Partnership Agreement.  The Subscriber hereby represents and warrants that except as previously disclosed in writing to the General Partner, it has taken all actions and obtained all consents necessary to enable it to comply with the provisions of Section 11.11 of the Partnership Agreement.  The Subscriber hereby agrees that it will not use any Confidential Information it receives for any purpose other than monitoring and evaluating its investment in the Partnership.  Any information provided to a Person at the direction or request of the Subscriber shall be treated for purposes hereof and for purposes of the Partnership Agreement as instead having been provided to such Person by the Subscriber, and such deemed disclosure by the Subscriber shall be subject to all of the limitations and other provisions in the Partnership Agreement relating to Confidential Information.

(v)                                 Ownership of Subscriber by Individuals.  If the Subscriber is not a natural person (or an entity that is an “alter ego” of a natural person (e.g., a revocable grantor trust or an estate planning vehicle)), no person who is treated as an individual under Section 542(a)(2) of the Code Beneficially Owns (as defined below) more than 9.8% by value of the Subscriber.  For purposes of this representation, “Beneficially Owns” means ownership by a person who would be treated as an owner of the Subscriber either directly, indirectly, or constructively through the application of Section 544 of the Code.

(w)                               Regulatory Representations.  The Subscriber hereby represents, warrants, agrees and acknowledges as of the date hereof that unless otherwise indicated in writing to the General Partner, the Subscriber is not subject to, nor is it subject to but exempt from, regulation as a “holding company,” or a “subsidiary company” or an “affiliate” of a “holding company,” under the Public Utility Holding Company Act of 2005.

(x)                                 Ability to Fund.

(i)                                     The Subscriber will maintain sufficient liquid assets or written and enforceable commitments from its investors (if any) to enable it to make any capital contributions to the Partnership or payments as and when required pursuant to the Partnership Agreement.

(ii)                                  There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, foreign or other) pending or threatened against (i) the Subscriber, and (ii) if the Subscriber is an entity, any of its directors, general partners, managing members or similar officers or any of its properties, assets or business, in each case that may reasonably be expected to have a material adverse effect on its ability to fund its Capital Commitment.  To the best of the Subscriber’s knowledge, there is no reasonable basis for any such action, suit, arbitration, investigation inquiry or proceeding that may reasonably be expected to have a material adverse effect on the Subscriber’s ability to fund its Capital Commitment or payments required pursuant to the Partnership Agreement.

(iii)                               The Subscriber has not pledged or granted (except to the Partnership) a security interest upon its Interest, and will not suffer any such pledge, assignment in security, or grant of its Interest unless: (i) in compliance with the Partnership Agreement, and (ii) it has provided prior written notice thereof to the General Partner.

(iv)                              Neither the Subscriber nor any of its affiliates is a party to any financial instrument or contract (other than this Subscription Agreement and the Partnership Agreement) the value of which is determined in whole or in part by reference to the Partnership (including the amount of distributions by the Partnership, the value of Partnership assets or the results of Partnership operations).

(y)                                 Related Parties.  Except as described in writing by the Subscriber to the General Partner and received by the General Partner at least five business days prior to the date hereof: (i) the Subscriber does not control, is not controlled by, and is not under common control with, any other Limited Partner (or subscriber for Interests to the Partnership), and (ii) no other Person will have a beneficial interest in the Interests to be acquired by the Subscriber hereunder (other than in such person’s or entity’s capacity as a shareholder, partner, member, policy owner or other beneficial owner of equity interests in the Subscriber).

(z)                                  Information Release.  The Subscriber understands and agrees that the Partnership, the General Partner and their respective affiliates may release confidential information about the Subscriber to government or quasi-government authorities if any such person or entity determines in its sole discretion that it is in the best interest of any of the foregoing to do so or that such release is reasonably required by applicable law.  In furtherance and not in limitation of the foregoing, if the Subscriber is a natural person, the Subscriber acknowledges receipt of the notice, attached hereto at Tab 9, regarding privacy of financial and personal information under the U.S. Federal Trade Commission privacy rule, 15 C.F.R. Part 313 (the “Privacy Rule”) and other applicable privacy legislation, and (to the extent that the Interests are subject to the Privacy Rule) the Subscriber agrees that the Interests are a financial product that the Subscriber has requested and authorized.  In accordance with Section 14 of the Privacy Rule and other applicable privacy legislation, the Subscriber acknowledges and agrees that the Partnership, the General Partner and their respective affiliates may disclose the Subscriber’s nonpublic personal information to the Partnership’s accountants, attorneys and other service providers, and to securities regulatory authorities and governmental authorities, as necessary or appropriate to effect, administer and enforce the Partnership Agreement and the Partners’ rights and obligations thereunder, and such information may be included in record books in connection with the offering.  The Partnership, the General Partner and their respective affiliates may also release information about the Subscriber if directed to do so by it, or if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.  By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of its personal information.  In addition, the Subscriber hereby acknowledges and agrees to the disclosure by the General Partner, the Partnership and their respective affiliates of its Capital Commitment to other Limited Partners and to the agents and representatives of the General Partner, the Partnership and their affiliates in connection with the management and operation of the Partnership.

(aa)                          Volcker Rule.  The Subscriber represents and warrants that the Subscriber either (i) is not a “banking entity” as such term is defined under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act  (the “Volcker Rule”) or (ii) qualifies for an exclusion, an exemption and/or other relief under the Volcker Rule with respect to the ownership of interests in the Partnership, based on the currently available and currently effective published regulatory guidance.  The Subscriber acknowledges and agrees that it shall not be entitled to withdraw, in whole or in part, from the Partnership as a result of the Subscriber at any time failing to qualify for an exclusion, an exemption and/or other relief under the Volcker Rule.

(bb)                          Additional Representations for Non-U.S. Subscribers.  If the Subscriber is not a United States Person, the Subscriber hereby makes those additional representations applicable to residents of the Subscriber’s country of residence as specified in Appendix I to this Subscription Agreement.

5.                                      Miscellaneous Provisions.

(a)                                 Indemnification.  To the maximum extent not prohibited by applicable law, the Subscriber covenants to the General Partner and agrees to indemnify and hold harmless the Partnership, the General Partner, Energy Capital Partners GP III, LP, the Manager, their respective affiliates and each officer, director, shareholder, partner or member of any of the foregoing and each other Person that controls, is controlled by, or is under common control with, any of the foregoing within the meaning of Section 15 of the Securities Act (each, an “Indemnified Party”), from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of (i) any breach of any representation, warranty or certification, or any breach of or failure to comply with any covenant or undertaking, made by or on behalf of the Subscriber in this Subscription Agreement, the Investor Qualification Statement and/or the Tax Forms or in any other document furnished by or on behalf of the Subscriber to any Indemnified Party in connection with acquiring the Interests or (ii) any action instituted by or on behalf of the Subscriber against an Indemnified Party that is finally resolved by judgment against the Subscriber or in favor of an Indemnified Party.  Each Indemnified Party is an intended third party beneficiary hereof.  The remedies provided in this Section 5(a) shall be cumulative and shall not preclude the assertion by any Indemnified Party of any other rights or the seeking of any other remedies against the Subscriber.

(b)                                 Representations and Warranties; Additional Information.  The Subscriber represents and warrants that all of the answers, statements and information set forth in this Subscription Agreement, the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement and the Tax Forms are true and correct on the date hereof and will be true and correct as of each date, if any, that the General Partner accepts this Subscription Agreement, in whole or in part.  The Subscriber covenants and agrees to notify the General Partner promptly of any change that may cause any answer, statement or information set forth in this Subscription Agreement, the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement and/or the Tax Forms to become untrue or misleading in any material respect, and to provide such additional information that the General Partner requests from time to time and deems necessary to determine (i) the eligibility of the Subscriber to hold an Interest or participate in certain Partnership investments, (ii) the Partnership’s or the General Partner’s compliance with applicable regulatory (including anti-money laundering, economic sanctions, anti-bribery or anti-boycott law, tax and ERISA) requirements or (iii) the Partnership’s tax status.  The Subscriber also covenants and agrees to provide the Partnership all information that otherwise may be reasonably requested by the General Partner in connection with compliance with applicable law by the General Partner, the Partnership, Volt, and their respective affiliates, including, without limitation, all applicable anti-money laundering, economic sanctions, anti-bribery and anti-boycott laws and regulations.  The Subscriber further represents and warrants that, except for any alterations to this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement or the Anti-Money Laundering & Know Your Customer Supplement that have been clearly and conspicuously marked on or prior to the date of acceptance of this Subscription Agreement or otherwise have been specifically identified in writing and accepted by the General Partner on or prior to the date of acceptance of this Subscription Agreement, the Subscriber has not altered or otherwise revised this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement or the Anti-Money Laundering & Know Your Customer Supplement in any manner from the version initially received by the Subscriber.  The Subscriber acknowledges that it participated in, or had the meaningful opportunity to participate in, the negotiations and drafting of this Subscription Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Subscription Agreement shall be construed to be the product of meaningful negotiations between the General Partner and the Subscriber and no presumption or burden of proof shall arise favoring or disfavoring either of them by virtue of the authorship of any of the provisions of this Subscription Agreement.  The Subscriber acknowledges and agrees that the General Partner will rely on the Tax Forms (including any Tax Forms delivered by the Subscriber in the future) provided to the Partnership or the General Partner by or on behalf of the Subscriber.

(i)                                     In addition to any information required to be provided pursuant to Section 5(b) above, the Subscriber covenants and agrees to provide promptly, and update periodically, at any times requested by the General Partner, any information (or verification thereof) the General Partner deems necessary to comply with any requirement imposed by Sections 1471—1474 of the Code, and any United States Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto, in order to reduce or eliminate withholding taxes.  The information required to be provided by the preceding sentence may include, but shall not be limited to, (A) information the General Partner deems necessary to determine whether the Subscriber is a “foreign financial institution” as defined in Section 1471(d)(4) of the Code or a “non-financial foreign entity” as defined in Section 1472(d) of the Code, (B) if the Subscriber is a foreign financial institution, any certification, statement or other information the General Partner deems necessary to determine whether the Subscriber meets the requirements of Section 1471(b) of the Code (including entering into an agreement with the United States Internal Revenue Service (the “IRS”) pursuant to Section 1471(b) of the Code and complying with the terms thereof) or is otherwise exempt from withholding required under Section 1471 of the Code, and (C) if the Subscriber is a non-financial foreign entity, any certification, statement or other information the General Partner deems necessary to determine whether the Subscriber meets the requirements of Section 1472(b) of the Code (which information may be given to the IRS pursuant to Section 1472(b)(3) of the Code) or is otherwise exempt from withholding required under Section 1472 of the Code.  The Subscriber acknowledges that if it fails to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on (1) U.S.-sourced dividends, interest and certain other income and (2) gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets.

(ii)                                  The Subscriber covenants to promptly notify the General Partner in writing if (A) the IRS terminates any agreement entered into with the Subscriber under Section 1471(b) of the Code and United States Department of Treasury Reg. §1.1471-4 or (B) any information provided to the General Partner pursuant to subparagraph (i) above changes.

(c)                                  Partnership Advisers.  The attorneys, accountants and other experts and agents who perform services for the General Partner may also perform services for the Partnership, the other ECP III Funds, the Manager and/or their respective affiliates.  It is contemplated that any such dual representation, if commenced, will continue.  The General Partner may, without the consent of any Limited Partner, execute on behalf of the Partnership any consent to the representation of the Partnership that counsel may request pursuant to the rules of professional conduct in the applicable jurisdiction.  The General Partner has retained Latham & Watkins LLP in connection with the formation of the Partnership and may retain Latham & Watkins LLP as legal counsel in connection with the management and operation of the Partnership, including, without limitation, making, holding and disposing of investments.  Latham & Watkins LLP will not represent the Subscriber or any other Limited Partner or prospective limited partner of the Partnership, unless the General Partner, Latham & Watkins LLP and such Limited Partner or prospective limited partner otherwise agree, in connection with the formation of the Partnership, the offering of the Interests, the management and operation of the Partnership or any dispute that may arise between any Limited Partner, on one hand, and the General Partner and/or the Partnership, on the other hand (the “Partnership Legal Matters”).  The Subscriber will, if it wishes counsel on any Partnership Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel.  The Subscriber agrees that Latham & Watkins LLP may represent the General Partner and/or the Partnership in connection with the formation of the Partnership and any and all other Partnership Legal Matters (including any dispute between the General Partner and the Subscriber or any other Partner), and the Subscriber hereby waives any conflicts arising in connection with the foregoing.  The Subscriber acknowledges and agrees that (i) Latham & Watkins LLP’s representation of the General Partner is limited to the specific matters with respect to which it has been retained and consulted by such Persons, (ii) there may exist other matters that could have a bearing on the Partnership, the Partnership’s investments, the General Partner and/or their affiliates as to which Latham & Watkins LLP has been neither retained nor consulted, (iii) Latham & Watkins LLP does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program and other investment guidelines and procedures set forth in the Offering Materials or any other presentation or materials presented or provided to the Subscriber by or on behalf of the General Partner or other compliance matters, nor does Latham & Watkins LLP monitor compliance by the Partnership, the General Partner and/or their affiliates with applicable laws, unless in each case Latham & Watkins LLP  has been specifically retained to do so, (iv) Latham & Watkins LLP does not investigate or verify the accuracy and completeness of information set forth in the Offering Materials or any other materials concerning the Partnership, the General Partner or any of their respective affiliates and personnel or investments or otherwise and (v) Latham & Watkins LLP is not providing any advice, opinion, representation, warranty or other assurance of any kind as to any matter to any Limited Partner.  Latham & Watkins LLP is entitled to rely on this provision as a third party beneficiary hereof.

(d)                                 Partnership Agreement Administration.  The Subscriber hereby irrevocably constitutes and appoints the General Partner as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, with full power to make, execute, deliver, sign, swear to, acknowledge and file all certificates and other instruments (including, without limitation, the Partnership Agreement and any other deeds) necessary to (i) amend and/or restate the Partnership Agreement in accordance with its terms, (ii) admit and accede the Subscriber or any other Person, including any transferee of any Limited Partner, as a Limited Partner of the Partnership, and (iii) complete any relevant details and schedules of and to the Partnership Agreement in respect of the Subscriber’s or any other Person’s subscription for, or other acquisition of, a Limited Partner interest in, and/or such Person’s capital commitment to, and/or capital contributions in respect of, the Partnership.

(e)                                  Successors and Assigns.  This Subscription Agreement, to the extent accepted by the General Partner, will be binding upon the Subscriber’s heirs, legal representatives, successors and permitted assigns.

(f)                                   Headings.  Section and other headings contained in this Subscription Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Subscription Agreement.

(g)                                  Governing Law.  This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware).

(h)                                 Jurisdiction; Venue; Jury Trial.  Each of the parties hereto agrees (a) that this Subscription Agreement involves at least $100,000, and (b) that this Subscription Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.  To the maximum extent not prohibited by applicable law, any action or proceeding brought by the Subscriber against the General Partner or the Manager (or their respective direct or indirect owners, officers, directors, managers or employees in their capacity as such, or in any related capacity) or the Partnership, or relating in any way to this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement, the Partnership Agreement or other Offering

Materials, shall be brought and enforced in the courts of the State of Delaware or (to the fullest extent subject matter jurisdiction exists therefore) of the United States District Court for the District of Delaware, and, to the extent not prohibited by applicable law, the Subscriber irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts in respect of any action or proceeding between it and the General Partner or the Manager (or their respective direct or indirect owners, officers, directors, managers or employees in their capacity as such, or in any related capacity) or the Partnership, or relating in any way to this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement, the Partnership Agreement or other Offering Materials.  The Subscriber irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in either court has been brought in an inconvenient forum.  THE SUBSCRIBER AND THE GENERAL PARTNER, ON BEHALF OF ITSELF AND THE PARTNERSHIP, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BY OR AGAINST THE GENERAL PARTNER OR THE MANAGER (OR THEIR RESPECTIVE DIRECT OR INDIRECT OWNERS, OFFICERS, DIRECTORS, MANAGERS OR EMPLOYEES IN THEIR CAPACITY AS SUCH, OR IN ANY RELATED CAPACITY) OR THE PARTNERSHIP, OR IN ANY WAY RELATING TO THIS SUBSCRIPTION AGREEMENT, THE POWER OF ATTORNEY, THE INVESTOR QUALIFICATION STATEMENT, THE ANTI-MONEY LAUNDERING & KNOW YOUR CUSTOMER SUPPLEMENT, THE PARTNERSHIP AGREEMENT OR OTHER OFFERING MATERIALS.

(i)                                     Severability.  Each provision of this Subscription Agreement, each representation made in the Investor Qualification Statement, the Anti-Money Laundering & Know Your Customer Supplement and each provision of or grant of authority by or in the Power of Attorney, shall be considered severable.  If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement, the Power of Attorney, the Investor Qualification Statement or the Anti-Money Laundering & Know Your Customer Supplement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Subscription Agreement, the Power of Attorney the Investor Qualification Statement or the Anti-Money Laundering & Know Your Customer Supplement, as applicable.

(j)                                    Survival.  The representations and warranties of the Subscriber in, and the other provisions of, this Subscription Agreement and the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement shall survive the execution and delivery of this Subscription Agreement and the Investor Qualification Statement and the admission of the Subscriber to the Partnership.  For the avoidance of doubt, any Confidentiality Agreement or

Confidentiality Agreement Joinder entered into by the Subscriber in respect of Volt shall survive the execution and delivery of this Subscription Agreement, the Investor Qualification Statement and the Anti-Money Laundering & Know Your Customer Supplement and the admission of the Subscriber to the Partnership

(k)                                 Counterparts.  This Subscription Agreement may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Each party hereto expressly agrees that facsimile or electronic mail in portable document format (PDF) signatures of the parties will have the same effect as manually signed original signatures.

6.                                      Third Party Beneficiaries.

(a)                                 Notwithstanding anything to the contrary set forth herein, but subject to the terms and conditions set forth in section 11.11 of the Merger Agreement, Volt shall be an express third-party beneficiary hereof and of the rights granted to the General Partner to issue Capital Call Notices to the Subscriber pursuant to Section 3.2.2(a) of the Partnership Agreement, and shall be entitled to specifically enforce the obligations of Subscriber directly against Subscriber to the full extent hereof and thereof, and, in connection therewith, Volt shall have the right to obtain an injunction, or other appropriate form of specific performance or equitable relief, to cause the Partnership to cause, or to directly cause, Subscriber to fund, directly or indirectly, (i) its Capital Commitment (as defined in the Partnership Agreement) and (ii) the payment of any and all fees and expenses required to be paid by the Subscriber in connection with the Merger pursuant to and in accordance with the Partnership Agreement and the Merger Agreement. Subscriber hereby waives (A) any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and (B) any requirement under applicable law to post a bond or other security as a prerequisite to obtaining equitable relief. Each Investor acknowledges that Volt has entered into the Agreement in reliance upon, among other things, the commitment set forth herein.

(b)                                 Volt’s rights under paragraph 6(a) will terminate automatically and immediately upon the earliest to occur of: (i) the termination of the Merger Agreement in accordance with section 10.1 of the Merger Agreement; provided that, if Parent or Volt has made a claim hereunder or under the Merger Agreement, the foregoing rights will not terminate with respect to such claim unless and until such time as such claim is finally satisfied or otherwise resolved by agreement of the parties thereto or a final, non-appealable judgment of a Governmental Entity of competent jurisdiction or Volt accepts payment of the Parent Termination Fee, (ii) the Closing pursuant to the Merger Agreement, so long as the Subscriber has funded all amounts required to be funded by such Subscriber pursuant to Section 3.2.2(a) of the Partnership Agreement, or (iii) commencement by Volt of a lawsuit or other proceeding asserting any claim for payment under or in respect of the Merger Agreement, any Guarantee or the transactions contemplated by such

Merger Agreement or thereby against any of the Subscriber Affiliates (as defined below), in each case other than (w) a lawsuit or other proceeding against the Subscriber (or its successors or permitted assignees) to specifically enforce the provisions in this paragraph 6, (x) a lawsuit or other proceeding against any Investor (as such term is defined in that certain Equity Commitment Letter, date as of the date hereof (as it may be amended, restated, waived or otherwise modified from time to time, the “Equity Commitment Letter”) (or such Investor’s successors or permitted assigns) to specifically enforce the obligations of such Investor under the Equity Commitment Letter, (y) a lawsuit or other proceeding against Energy Capital Partners III, LLC under the Confidentiality Agreement in accordance with its terms, or (z) a lawsuit or other proceeding against the Partnership (or its successors or permitted assignees) pursuant to section 11.11 of the Merger Agreement, or (iv) the Company accepts payment of the Parent Termination Fee pursuant to Section 10.3(b) of the Merger Agreement by Parent or by the Guarantor pursuant to the Guarantee in full and final satisfaction of all amounts in respect of such obligation.

(c)                                  The Partnership’s creditors shall have no right to enforce this paragraph 6 or to cause the General Partner, on behalf of the Partnership, to enforce this paragraph 6.  Capitalized terms used herein without definition either herein or in the Partnership Agreement have the meanings given to such terms in the Merger Agreement.  For the avoidance of doubt, the Subscriber will in no event be required to make Capital Contributions in connection with any Capital Call Notice issued by Volt pursuant to this paragraph 6 in excess of its then-existing Unused Capital Commitment.

7.                                      Limitation of Liability.

(a)                                 Notwithstanding anything to the contrary that may be expressed or implied in this Subscription Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Subscriber or any of its successors or permitted assignees may be a partnership or limited liability company, the Partnership by its acceptance of the benefits of this Subscription Agreement, covenants, agrees and acknowledges that no Person other than the Subscriber and its successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, agent, affiliate (other than the Subscriber, the Partnership and their successors and permitted assignees), manager or employee of the Subscriber (or any of its successors or assignees), against any former, current or future general or limited partner, manager, stockholder or member of the Subscriber (or any of its successors or assignees) or any affiliate thereof (other than the Subscriber, the Partnership and their successors and permitted assignees) or against any former, current or future director, officer, agent, employee, affiliate (other than the Subscriber, the Partnership and their successors and permitted assignees), assignee (other than the Subscriber, the Partnership and their successors and permitted assignees), general or limited partner, stockholder, manager or member of any of the foregoing (each, other than the Subscriber, the Partnership and their successors and permitted assignees, a “Subscriber Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Subscriber against the Subscriber Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), (A) nothing herein shall limit the rights of Volt against the Partnership and/or Merger Sub under the Merger Agreement pursuant to the terms and conditions of such Merger Agreement, (B) nothing herein shall limit the rights of Volt against the Subscriber as a third-party beneficiary under this Subscription Agreement pursuant to the terms and conditions of paragraph 6 of this Subscription Agreement, (C) nothing herein shall limit the rights of Volt against each other Limited Partner as a third-party beneficiary under the applicable Subscription Agreement, subject to and in accordance with the terms and conditions set forth in the Merger Agreement, and (D) nothing herein shall limit the rights of Volt pursuant to the terms and conditions of any confidentiality agreement entered into in connection with the Merger.  The parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Subscriber Affiliate, as such, for any obligations of the Subscriber under this Subscription Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

(b)                                 The Partnership further agrees that neither it nor any of its affiliates shall have any right of recovery against the Subscriber or any of the Subscriber Affiliates, whether by piercing of the corporate veil, by a claim on behalf of the Partnership against the Subscriber or any of the Subscriber Affiliates, or otherwise, except for the Partnership’s right to be capitalized by the Subscriber under and to the extent provided in this Subscription Agreement and subject to the terms and conditions hereof. The Partnership hereby covenants and agrees that it shall not institute, and shall cause its affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the Merger (as defined therein) against the Subscriber or any Subscriber Affiliate except for claims against the Subscriber under this Subscription Agreement, under the Partnership Agreement or any side letter agreement; provided, however, that in the event that prior to the termination of this Subscription Agreement in accordance with its terms, Investor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger  or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of the remaining net assets (excluding uncalled capital of Subscriber) is less than its portion of the Capital Commitment and the transferee thereof does not assume, directly or indirectly, Subscriber’s obligations hereunder, then, in each such case, each of the Partnership and Volt (as an express third party beneficiary hereunder) may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law, against such continuing or surviving entity or such Person, as the case may be, but only to the extent of the liability of the Subscriber under this Subscription Agreement, under the Partnership Agreement or any side letter agreement.

8.                                      Non-Circumvention.  Prior to the closing of the transactions contemplated by the Merger Agreement, the Subscriber shall not, and the Subscriber shall cause its subsidiaries and its Affiliates and each of its and their respective directors and officers, and shall direct its other employees, agents, advisors (solely with respect to such advisor assisting the Subscriber with an Alternative Transaction (as defined herein)) and other representatives (the foregoing persons, collectively, “LP Representatives”), not to, directly or indirectly, (i) except with respect to the Partnership, engage in any discussions or negotiations with any person or group regarding any proposals or offers (whether publicly or otherwise) with respect to (A) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Volt or any of its subsidiaries, (B) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any subsidiary of Volt, of assets or properties of Volt and its subsidiaries or any class of equity securities of Volt, or (C) any tender offer or exchange offer in which any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of shares of common stock of Volt (each of the foregoing in clauses (A) through (C) with respect to a third-party other than the Partnership, an “Alternative Transaction”), or (ii) enter into any contract, agreement, arrangement or understanding concerning or relating to an Alternative Transaction.

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